As filed with the Securities and Exchange Commission on October 28, 2003.
                                                Registration No. 333-___________
================================================================================

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8
                          Registration Statement Under
                           The Securities Act of 1933


                         Commission File Number 1-10751

                         STAR MULTI CARE SERVICES, INC.
             (Exact Name of Registrant as specified in its charter)


                New York                                    11-1975534
                --------                                    ----------
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)


            33 Walt Whitman Road, Huntington Station, New York 11746
            --------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (631) 423-6689


            Star Multi Care Services, Inc. 2003 Stock Incentive Plan.
            ---------------------------------------------------------
                              (Full title of Plan)

                                Stephen Sternbach
                         Star Multi Care Services, Inc.
                              33 Walt Whitman Road
                                    Suite 302
                          Huntington Station, NY 11746
                                 (631) 423-6689
             (Name, address, including Zip Code and telephone number
                    including area code of agent for service)

                                 With a Copy to:

                             Lawrence A. Muenz, Esq.
                               Meritz & Muenz LLP.
                               Three Hughes Place
                            Dix Hills, New York 11746


Calculation of Registration Fee

Title of each     Proposed        Proposed
class of          maximum         maximum          Amount of        Total
securities to     amount to be    offering price   aggregate        registration
be registered     registered      per unit         offering price   fee
--------------------------------------------------------------------------------
Common Stock       1,000,000       $.25              $250,000          $20
--------------------------------------------------------------------------------

(1) Price calculated in accordance with Rule 457(c) of the regulations promulgated under Securities Act of 1933.

Approximate date of proposed sale to the public: This Registration Statement shall become effective upon filing with the Commission.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2003;

    2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended August 31, 2003;


    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

    ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

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

    ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 722 of the New York Business Corporation Law allows companies to indemnify their directors and officers against expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under New York law.

    Our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under New York law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS

          5.1.  Legal Opinion and Consent of Meritz & Muenz LLP.

          10.1  Star Multi Care Services, Inc. 2003 Stock Incentive Plan.

          23.   Consent of Experts and Legal Opinion

          23.1  Consent of Holtz Rubenstein & Co., LLP

ITEM 9.   UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more

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

            than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.









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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Huntington Station, New York, on October 28, 2003.



               STAR MULTI CARE SERVICES, INC.


By:            /s/ Sternbach
               --------------------------
               Stephen Sternbach
               Chairman of the Board of Directors,
               President and
               Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Stephen Sternbach       Chairman of the Board,               October 28, 2003
----------------------     President and Director
Stephen Sternbach


/s/Charles Berdan          Director                             October 28, 2003
----------------------
Charles Berdan


/s/David Schoenberg        Chief Financial Officer              October 28, 2003
----------------------
David Schoenberg





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

            STAR MULTI CARE SERVICES, INC. 2003 STOCK INCENTIVE PLAN

    Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of the Registrant who administers the Star Multi Care Services, Inc. 2003 Stock Incentive Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Huntington Station, New York, on October 28, 2003.


By:           /s/ Sternbach
              ------------------------
              Stephen Sternbach
              Chairman of the Board of Directors,
              President and
              Chief Executive Officer






















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

                                INDEX OF EXHIBITS


    5.1.    Legal Opinion and Consent of Meritz & Muenz LLP.

    10.1    Star Multi Care Services, Inc. 2003 Stock Incentive Plan.

    23.     Consent of Experts

    23.1    Consent of Holtz Rubenstein & Co., LLP














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